Exhibit 10.28

Schedule of 2012 Executive Officer Compensation

The following sets forth the annual salary and target bonus, expressed as a percentage of annual salary, for our executive officers as of the date of filing of the Form 10-K to which this exhibit relates:

Name	Title	Annual Salary	Target Award%
Paul S. Viviano	Chairman and Chief Executive Officer	$600,000	85%
Richard J. Hall	President, Alliance Oncology	$300,000	85%
Howard K. Aihara	Executive Vice President and Chief Financial Officer	$294,580	75%
Richard W. Johns	Executive Vice President, General Counsel and Secretary	$325,000	75%
Richard A. Jones	Executive Vice President, Alliance Imaging	$265,000	75%